UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2013

Symetra Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33808	20-0978027
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 108th Avenue NE, Suite 1200, Bellevue, Washington		98004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(425) 256-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 2, 2013, the Company held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). Matters voted upon by the stockholders at the Annual Meeting were: (1) the election of three Class III Directors; (2) the approval of an advisory (non-binding) resolution on the Company’s executive compensation; and (3) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Proposal 1

The nominees for Class III Directors listed below were each elected to serve as a Class III Director with a three-year term expiring in 2016.

The results were as follows for nominee: David T. Foy

Votes For	102,391,782

Votes Withheld	3,471,797

Broker Non Votes	5,449,427

The results were as follows for nominee: Lois W. Grady

Votes For	104,039,608

Votes Withheld	1,823,971

Broker Non Votes	5,449,427

The results were as follows for nominee: Thomas M. Marra

Votes For	105,219,829

Votes Withheld	643,750

Broker Non Votes	5,449,427

Proposal 2

The Company’s stockholders approved the advisory (non-binding) resolution on the executive compensation of the Company’s Named Executive Officers as described in the Company’s 2013 Proxy Statement.

The results were as follows:

Votes For	104,224,168

Votes Against	1,591,265

Abstentions	48,146

Broker Non Votes	5,449,427

Proposal 3

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

The results were as follows:

Votes For	110,789,481

Votes Against	514,246

Abstentions	9,279

Broker Non Votes	—

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symetra Financial Corporation

May 7, 2013	By:	/s/David S. Goldstein

Name: David S. Goldstein
Title: Senior Vice President, General Counsel and Secretary